PROSPECT CAPITAL CORPORATION

ARTICLES OF AMENDMENT

        Prospect Capital Corporation, a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

        FIRST: Section 5.1 of Article V of the charter of the Corporation (the “Charter”) is hereby amended to increase the number of shares of common stock, $.001 par value per share, that the Corporation has authority to issue by 2,000,000,000 shares.

        SECOND: The total number of shares of stock which the Corporation had authority to issue immediately prior to the foregoing amendment of the Charter was 2,000,000,000 shares of stock, consisting of 1,234,237,954 shares of common stock, $.001 par value per share, and 765,762,046 shares of preferred stock, $.001 par value per share. The aggregate par value of all authorized shares of stock having par value was $2,000,000.

        THIRD: The total number of shares of stock which the Corporation has authority to issue pursuant to the foregoing amendment of the Charter is 4,000,000,000 shares of stock, consisting of 3,234,237,954 shares of common stock, $.001 par value per share, and 765,762,046 shares of preferred stock, $.001 par value per share. The aggregate par value of all authorized shares of stock having par value is $4,000,000.

        FOURTH: The information required by Section 2-607(b)(2)(i) of the Maryland General Corporation Law (the “MGCL”) is not changed by the foregoing amendment of the Charter.

        FIFTH: The foregoing amendment of the Charter was approved by a majority of the entire Board of Directors of the Corporation as required by law and was limited to a change expressly authorized to be made without any action by the stockholders of the Corporation by the Charter and Section 2-105(a)(13) of the MGCL.

        SIXTH: The undersigned officer of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of such officer’s knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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    IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed in its name and on its behalf by its President and Chief Operating Officer and attested by its Chief Financial Officer, Chief Compliance Officer and Secretary on this 19th day of August, 2026.

ATTEST:                        PROSPECT CAPITAL CORPORATION

/s/ Kristin Van Dask                    By: /s/ M. Grier Eliasek
Kristin Van Dask      M. Grier Eliasek
Chief Financial Officer, Chief Compliance Officer     President & Chief Operating Officer
& Secretary

[Signature Page to Articles of Amendment]